EXHIBIT 99.4


                APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES
                               UNAUDITED PRO FORMA
              CONDENSED COMBINED FINANCIAL STATEMENTS INTRODUCTION


     The accompanying unaudited pro forma condensed combined financial statements reflect the consolidated financial position of Applied Digital Solutions, Inc. and subsidiaries ("the Company") as of June 30, 2000, and the results of its condensed consolidated operations for the six months ended June 30, 2000 and 1999 and the year ended December 31, 1999 after giving effect to the acquisitions of Bostek, Inc. and Affiliates ("Bostek"), Computer Equity Corporation ("Compec") and the merger with Destron Fearing Corporation ("Destron"). The unaudited pro forma condensed combined balance sheet is based on the historical balance sheet of the Company and gives effect to the merger with Destron as if it had been consummated on June 30, 2000. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2000 and 1999 gives effect to the acquisition of Compec and the merger with Destron as if they had occurred on January 1, 2000 and 1999 and effect to the acquisition of Bostek as if it had occurred on January 1, 1999. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 gives effect to the acquisition of Compec and the merger with Destron as if they had occurred at the beginning of each company's complete fiscal year and the acquisition of Bostek as if it had occurred on January 1, 1999. the Company's and Bostek's fiscal year ended on December 31, 1999, while Compec's fiscal year ended February 29, 2000 and Destron's fiscal year ended on September 30, 1999.


     The pro forma adjustments do not reflect any operating efficiencies and cost savings which may be achievable with respect to the combined companies. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling and marketing expenses for any future operating changes.


     During June 2000, the Company's subsidiary, Compec Acquisition Corp, acquired all of the outstanding common shares of Compec in a transaction accounted for under the purchase method of accounting. The aggregate purchase price was approximately $24.7 million of which $15.8 million was paid in 4.8 million shares of the Company's common stock, the number of shares to provide $15.8 million in value, and $8.9 million was paid in cash. An additional $10.3 million of purchase price is contingent upon Compec achieving certain earnings targets in the next twenty-four months. The purchase price for Compec was assigned to the assets acquired and the liabilities assumed based on their estimated fair values at the acquisition date, which approximated their book values. Based upon such allocations, the aggregate purchase price exceeded the estimated fair value of the net assets acquired (goodwill) by approximately $15.9 million, which is being amortized on a straight-line basis over 20 years. Any additional amounts paid out under the purchase price contingency provision noted above are expected to result in additional goodwill. A final determination of the required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined financial information are preliminary.

     On April 24, 2000, the Company announced that a definitive merger agreement had been signed pursuant to which the Company will acquire Destron in a tax-free exchange of common stock. Destron will merge with Digital Angel.net Inc., a wholly owned subsidiary of the Company, and the combined companies will do business under the Digital Angel.net Inc. name. The pro forma adjustments reflecting the consummation of the merger are based upon the purchase method of accounting and upon the assumptions set forth in the notes hereto. Each share of Destron common stock issued and outstanding immediately prior to the effectiveness of the merger will be canceled and automatically converted into the right to receive 1.5 shares of the Company's common stock, $.001 par value per share, subject to adjustments as set forth in the merger agreement. Additionally, all of Destron's warrants and stock options will be assumed by the Company. The merger was approved by the shareholders of the Company on September 2, 2000 and by the shareholders of Destron on September 7, 2000. The aggregate purchase price of approximately $84.6 million, including the value of Destron's liabilities, the value of the Company's shares, warrants and stock options issued to consummate the merger and the costs of the merger, was preliminarily allocated to the identifiable assets of Destron based on their estimated fair values at the effective date of the merger, with the remainder of $76.9 million recorded as goodwill, which is being amortized on a straight-line basis over 20 years. The value of the Company's shares issued in exchange for Destron's stock was calculated using the average of the closing price of the Company's common stock a few days before and a few days after the date of the amendment to the definitive merger agreement, which fixed the exchange ratio. A final determination of the required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined financial information are preliminary and have been made solely for purposes of developing such pro forma combined financial information. Accordingly, upon completion of the merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in value and operating results between the dates of the pro forma financial information data and the date on which the merger is consummated.



                         APPLIED DIGITAL SOLUTIONS, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  JUNE 30, 2000
                                 (In Thousands)


                                                              APPLIED        DESTRON
                                                              DIGITAL        FEARING
                                                          SOLUTIONS, INC.  CORPORATION                     PRO FORMA
                                                            HISTORICAL     HISTORICAL         MERGER       COMBINED
                                                           JUNE 30, 2000  JUNE 30, 2000     ADJUSTMENTS  JUNE 30, 2000
                                                          ============================================== =============
                 ASSETS

Current Assets

   Cash and cash equivalents                                 $ 12,688        $ 2,236        $     -        $ 14,924
   Accounts receivable and unbilled
      receivables, net                                         50,122          2,481                         52,603
   Inventories                                                 39,009          3,909                         42,918
   Notes receivable                                             4,463              -                          4,463
   Prepaid expenses and other current assets                    9,912            562                         10,474
                                                             --------------------------------------        --------
      Total Current Assets                                    116,194          9,188                        125,382
Property and equipment, net                                    17,410          1,859                         19,269
Notes receivable                                                3,345              -                          3,345
Goodwill, net                                                  97,359          1,770         75,082(A)      174,211
Other assets                                                   17,782            110                         17,892
                                                             --------------------------------------        --------

                                                             $252,090        $12,927         75,082        $340,099
                                                             ======================================        ========

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

   Notes payable                                             $ 31,627        $     -        $     -        $ 31,627
   Current maturities of long-term debt                         8,953            581                          9,534
   Due to shareholders of acquired subsidiary                  18,864              -                         18,864
   Accounts payable                                            23,683            685                         24,368
   Accrued expenses                                            16,353            424          3,033(B)       19,810
   Other current liabilities                                        -              -                              -
                                                             --------------------------------------        --------
      Total Current Liabilities                                99,480          1,690          3,033         104,203
Long-Term Debt                                                 35,050             66              -          35,116
                                                             --------------------------------------        --------
      Total Liabilities                                       134,530          1,756          3,033         139,319
                                                             --------------------------------------        --------

Commitments and Contingencies                                       -              -              -               -
                                                             --------------------------------------        --------

Minority Interest                                               2,272              -                          2,272
                                                             --------------------------------------        --------

Stockholders' Equity

   Preferred shares                                                 -              -                              -
   Common stock                                                    59            136           (115)(C)          80
   Common stock warrants                                            -            100           (100)(C)           -
   Additional paid-in capital                                 129,211         20,300         62,899 (C)     214,410
   Retained earnings (deficit)                                 (6,236)        (9,365)         9,365 (C)      (6,236)
   Treasury stock                                              (7,310)             -                         (7,310)
   Accumulated other comprehensive loss                          (436)             -                           (436)
                                                             --------------------------------------        --------
   Total Stockholders' Equity                                 115,288         11,171         72,049         200,585
                                                             --------------------------------------        --------

                                                             $252,090        $12,927        $75,082        $340,099
                                                             ======================================        ========


The unaudited pro forma condensed combined balance sheet at June 30, 2000 gives effect to the financial position as if the merger of Destron occurred on June
30, 2000.


                                        3


PRO FORMA  ADJUSTMENTS  FOR THE UNAUDITED PRO FORMA CONDENSED  COMBINED  BALANCE
SHEET AT JUNE 30, 2000 ARE AS FOLLOWS:



(A) The adjustment to goodwill represents the amount required to reflect the goodwill associated with the excess of the purchase price paid by the Company over the sum of the amounts assigned to identifiable assets acquired and liabilities assumed. It is assumed that the new book basis of the acquired net tangible assets and liabilities approximates the historical valuation of Destron's tangible assets and liabilities, using the purchase method of accounting. For purposes of this presentation, the fair value of the Company's shares issuable in exchange for Destron's common stock has been calculated using the share price of $3.75. This price represents the average of the closing price of the Company's common stock a few days before and a few days after the date of the amendment to the definitive merger agreement which fixed the exchange ratio. For purposes of this presentation, the fair value of Destron's 1,804,274 stock options and warrants to be assumed by the Company has been calculated utilizing the Black- Scholes option pricing model (using a volatility assumption of 43.41%, a life assumption of 0 (as the options immediately vested), a risk-free rate of 6.36% and a dividend rate of 0%), Destron's outstanding options and warrants and their weighted average exercise price as of September 7, 2000, a
1.5 exchange ratio and a stock price of $3.75, which was the average of the closing price of the Company's common stock a few days before and a few days after the date of the amendment to the definitive merger agreement which fixed the exchange ratio. Under these assumptions, the merger consideration and related goodwill is as follows:


     Fair Value of Stock Issued to Destron Shareholders           $ 76,878
     Fair Value of Stock Issued for Transaction Fee                  1,000
     Fair Value of Options and Warrants Assumed                      5,342
     Estimated Transaction Costs (Excluding Shares Issued for
        Transaction Fee)                                             3,033
                                                                  --------
     Merger Consideration                                           86,253
     Net Tangible Assets Acquired (Excluding Goodwill)               9,401
                                                                  --------

     Goodwill                                                       76,852
     Destron Historical Goodwill                                    (1,770)
                                                                  --------
     Goodwill Merger Adjustment                                   $ 75,082
                                                                  ========

(B) The accrued expense adjustment represents the accrued estimated transaction costs to be incurred as the Merger is completed. The costs are primarily for financial advisory, legal, accounting, printing and similar expenses.

(C) The stockholders' equity adjustment represents the fair value of the Company's stock to be issued in the Merger and the elimination of Destron's historical equity accounts as follows:

     Fair Value of Stock Issued                                   $ 83,220
     Destron's Historical Stockholders' Equity                     (11,171)
                                                                  --------
                                                                  $ 72,049
                                                                  ========





                         APPLIED DIGITAL SOLUTIONS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     For the six months ended June 30, 2000
                      (In thousands, except per share data)


                                                      COMPUTER
                                                       EQUITY
                                         APPLIED     CORPORATION                             DESTRON
                                         DIGITAL      HISTORICAL                             FEARING
                                     SOLUTIONS, INC. (JANUARY 1,               PRO FORMA   CORPORATION                  PRO FORMA
                                       HISTORICAL       2000 -                  COMBINED    HISTORICAL                   COMBINED
                                         JUNE 30,       MAY 31,    PRO FORMA    JUNE 30,     JUNE 30,       MERGER       JUNE 30,
                                          2000         2000) (A)  ADJUSTMENTS     2000         2000      ADJUSTMENTS       2000
                                     ========================================  ======================================  ============

Net operating revenue                   $149,016      $10,453     $    -        $159,469     $10,807     $     -       $170,276
Cost of goods sold                       108,570        7,776                    116,346       6,420                    122,766
                                        --------------------------------        --------------------------------       --------

Gross profit                              40,446        2,677                     43,123       4,387                     47,510

Selling, general and administrative
   expenses                              (44,524)      (2,848)                   (47,372)     (2,344)                   (49,716)
Depreciation and amortization             (4,399)        (178)      (330)(B)      (4,907)       (267)    (1,879)(G)      (7,053)
Unusual and restructuring charges        (17,000)                                (17,000)          -                    (17,000)
Interest and other income                    566                                     566         111                        677
Interest expense                          (2,467)                   (310)(C)      (2,777)        (48)                    (2,825)
                                        --------------------------------        --------------------------------       --------

Income (loss) before provision
   (benefit) for income taxes,
   minority interest and
   extraordinary loss                    (27,378)        (349)      (640)        (28,367)      1,839     (1,879)        (28,407)
Provision (benefit) for income taxes      (8,721)        (187)      (124)(D)      (9,032)         38          - (H)      (8,994)
                                        --------------------------------        --------------------------------       --------

Income (loss) before minority interest
   and extraordinary loss                (18,657)        (162)      (516)        (19,335)      1,801     (1,879)        (19,413)
Minority interest                            243                                     243            -                       243
                                        --------------------------------        --------------------------------       --------
Income (loss) before extraordinary
   loss                                 $(18,900)     $  (162)    $ (516)       $(19,578)    $ 1,801    $(1,879)       $(19,656)
                                        ================================        ================================       ========

Earnings (loss) per common share -
   basic
   Income (loss) before extraordinary
      loss                              $  (0.38)                               $  (0.36)                              $  (0.26)

Earnings (loss) per share - diluted
   Income (loss) before extraordinary
      loss                              $  (0.38)                               $  (0.36)                              $  (0.26)

Weighted average number of common
   shares outstanding - basic             50,003                   4,804          54,807(E)               20,821         75,628(I)

Weighted average number of common
   shares outstanding - diluted           50,003                   4,804          54,807(F)               20,821         75,628(J)


The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2000 gives effect to the consolidated results of operations for the six month period as if the acquisition of Compec and the merger of Destron occurred on January 1, 2000.

                                        5


PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED  COMBINED  STATEMENT
OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2000 ARE AS FOLLOWS:


(A) Represents the historical unaudited condensed combined results of Compec for the five months ended May 31, 2000. Compec was acquired by the Company effective June 1, 2000.

(B) The $330 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded assuming straight line amortization of the $15,853 of goodwill recorded on the Company's books related to the Compec acquisition over a twenty year period.

(C) The $310 increase in interest expense represents the increase to interest expense associated with debt issued in connection with the purchase of Compec, based upon borrowing the $8,848 paid to the sellers at closing at an 8.41% interest rate.

(D) The $124 adjustment to the provision for income taxes results from providing for taxes at a 40% rate (net federal and state) against the pre-tax pro-forma adjustment for interest expense. The amortization of goodwill is not deductible and therefore receives no tax benefit.

(E) Includes the 4,804 shares of the Company's common stock issued to Compec's shareholders. For purposes of this pro forma presentation, such shares of the Company's common stock were deemed to be outstanding for the entire pro forma period.

(F) There were no potential diluted common shares assumed by the Company in connection with the acquisition of Compec.

(G) The $1,879 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded for the six month period from January 1, 2000 to June 30, 2000, assuming straight line amortization of the $76,852 of goodwill over a 20 year period and taking into consideration the $42 of goodwill amortization expense included in Destron's historical statement of operations.

(H) The amortization of goodwill related to the Destron acquisition is not deductible and therefore receives no tax benefit.

(I) The number of shares of the Company's common stock to be issued were determined under the assumption that all of the 13,667,278 shares of Destron common stock outstanding on September 7, 2000, the date Destron's shareholders approved the merger, are exchanged for common stock of the Company at an exchange ratio of 1.5, that approximately 320,000 shares of the Company's common stock will be issued for payment of a finder's fee and without taking into account the exercise of options and warrants of Destron assumed by the Company. For purposes of this pro forma presentation the Company's common stock were deemed to be outstanding for the entire pro forma period.

(J) The diluted potential common shares were not included in the computation of diluted loss per share because to do so would have been anti-dilutive.







                         APPLIED DIGITAL SOLUTIONS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     For the six months ended June 30, 1999
                      (In thousands, except per share data)


                                            APPLIED        BOSTEK, INC.                    APPLIED         COMPUTER
                                            DIGITAL       AND AFFILIATE                    DIGITAL          EQUITY
                                        SOLUTIONS, INC.    HISTORICAL                   SOLUTIONS, INC.  CORPORATION
                                           HISTORICAL   (JANUARY 1, 1999 -                 PRO FORMA      HISTORICAL
                                            JUNE 30,       MAY 31, 1999)    PRO FORMA       JUNE 30,        JUNE 30,    PRO FORMA
                                             1999             (A)          ADJUSTMENTS       1999            1999      ADJUSTMENTS
                                        ==============================================  ===========================================
Net operating revenue                      $124,528          $33,400        $              $157,928        $15,050      $
Cost of goods sold                           79,782           29,596                        109,378         11,477
                                           -----------------------------------------------------------------------------------

Gross profit                                 44,746            3,804                         48,550          3,573
Selling, general and administrative
   expenses                                 (37,816)          (3,424)        (447)(B)       (41,687)        (2,002)       (396)(E)
Depreciation and amortization                (3,761)             (10)                        (3,771)          (257)
Unusual and restructuring charges            (2,550)               -                         (2,550)             -
Interest and other income                       278                -                            278            140
Interest expense                             (1,135)            (151)        (352)(C)        (1,638)            (2)       (372)(F)
                                           --------------------------------------          -----------------------------------

Income (loss) before provision (benefit)
   for income taxes, minority interest
   and extraordinary loss                      (238)             219         (799)             (818)         1,452        (768)
Provision (benefit) for income taxes            442               74         (320)(D)           196            590        (149)(G)
                                           --------------------------------------          -----------------------------------

Income (loss) before minority interest
   and extraordinary loss                      (680)             145         (479)           (1,014)           862        (619)
Minority interest                               464                                             464              -
                                           --------------------------------------          -----------------------------------

Income (loss) before extraordinary loss    $ (1,144)         $   145        $(479)         $ (1,478)       $   862      $ (619)
                                           ======================================          ===================================


Earnings (loss) per common share - basic
   Income (loss) before extraordinary
      loss                                 $  (0.03)             N/A          N/A          $  (0.03)

Earnings (loss) per share - diluted
   Income (loss) before extraordinary
      loss                                 $  (0.03)             N/A          N/A          $  (0.03)

Weighted average number of common
   shares outstanding - basic                45,347              N/A          N/A            45,347                      4,804

Weighted average number of common
   shares outstanding - diluted              45,347              N/A          N/A            45,347                      4,804



The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 1999 gives effect to the consolidated results of operations for the six month period as if the acquisitions of Bostek, Inc. and Affiliate ("Bostek") and Compec and the merger of Destron occurred on January 1, 1999.



                         APPLIED DIGITAL SOLUTIONS, INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                       STATEMENT OF OPERATIONS (Continued)
                        For the six months ended June 30, 1999

                      (In thousands, except per share data)

                                                              DESTRON
                                                              FEARING
                                             PRO FORMA      CORPORATION                     PRO FORMA
                                              COMBINED      HISTORICAL                       COMBINED
                                              JUNE 30,        JUNE 30,        MERGER         JUNE 30,
                                                1999           1999         ADJUSTMENTS        1999
                                            ============   =============================   =============
Net operating revenue                         $172,978        $10,720       $              $183,698
Cost of goods sold                             120,855          6,060                       126,915
                                              -------------------------------------        --------

Gross profit                                    52,123          4,660                        56,783

Selling, general and administrative expenses   (44,085)        (1,739)                      (45,824)
Depreciation and amortization                   (4,028)          (241)       (1,879)(J)      (6,148)
Unusual and restructuring charges               (2,550)             -                        (2,550)
Interest and other income                          418            463                           881
Interest expense                                (2,012)          (191)                       (2,203)
                                              -------------------------------------        --------

Income (loss) before provision (benefit)
   for income taxes, minority interest and
   extraordinary loss                             (134)         2,952        (1,879)            939
Provision (benefit) for income taxes               637             70             - (K)         707
                                              -------------------------------------        --------

Income (loss) before minority interest and
   extraordinary loss                             (771)         2,882        (1,879)            232
Minority interest                                  464              -                           464
                                              -------------------------------------        --------

Income (loss) before extraordinary loss       $ (1,235)       $ 2,882       $(1,879)       $   (232)
                                              =====================================        ========

Earnings (loss) per common share - basic
   Income (loss) before extraordinary
      loss                                    $  (0.02)                                    $  (0.00)

Earnings (loss) per share - diluted
   Income (loss) before extraordinary
      loss                                    $  (0.02)                                    $  (0.00)

Weighted average number of common
   shares outstanding - basic                   50,151(H)                    20,821          70,972 (L)

Weighted average number of common
   shares outstanding - diluted                 50,151(I)                    20,821          70,972 (M)



                                        8



PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED  COMBINED  STATEMENT
OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1999 ARE AS FOLLOWS:


(A) Represents the historical unaudited condensed combined results of Bostek for the five months ended May 31, 1999. Bostek was acquired by the Company's subsidiary, Intellesale.com, Inc. effective June 1, 1999.

(B) The $447 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded assuming straight line amortization of the $21,458 of goodwill recorded on the Company's books related to the Bostek acquisition over a twenty year period.

(C) The $352 increase in interest expense represents the increase to interest expense associated with debt issued in connection with the purchase of Bostek, based upon borrowing the $10,055 paid to the sellers at closing at an 8.41% interest rate.

(D) The $320 adjustment to the provision for income taxes results from providing for taxes at a 40% rate (net federal and state) against the pre-tax pro-forma adjustments.

(E) The $396 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense, assuming straight line amortization of the $15,853 of goodwill recorded on the Company's books related to the Compec acquisition over a twenty year period.

(F) The $372 increase in interest expense represents the increase to interest expense associated with debt issued in connection with the purchase of Compec, based upon borrowing the $8,848 paid to the sellers at closing at an 8.41% interest rate.

(G) The $149 adjustment to the provision for income taxes results from providing for taxes at a 40% rate (net federal and state) against the pre-tax pro-forma adjustment for interest expense. The amortization of goodwill is not deductible and therefore receives no tax benefit.

(H) Includes the 4,804 shares of the Company's common stock issued to Compec's shareholders. For purposes of this pro forma presentation, such shares of the Company's common stock were deemed to be outstanding for the entire pro forma period.

(I) There were no potential diluted common shares assumed by the Company in connection with the acquisition of Compec.

(J) The $1,879 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded for the six month period from January 1, 1999 to June 30, 1999, assuming straight line amortization of the $76,852 of goodwill related to the Destron acquisition over a 20 year period and taking into consideration the $42 of goodwill amortization expense included in Destron's historical statement of operations.

(K) The amortization of goodwill is not deductible and therefore receives no tax benefit.

(L) The number of shares of the Company's common stock to be issued were determined under the assumption that all of the 13,667,278 shares of Destron common stock outstanding on September 7, 2000, the date Destron's shareholders approved the merger, are exchanged for common stock of the Company at an exchange ratio of 1.5, that approximately 320,000 shares of the Company's common stock will be issued for payment of a finder's fee and without taking into account the exercise of options and warrants of Destron assumed by the Company. For purposes of this pro forma presentation the Company's common stock were deemed to be outstanding for the entire pro forma period.

(M) The diluted potential common shares were not included in the computation of diluted loss per share because to do so would have been anti-dilutive.






                         APPLIED DIGITAL SOLUTIONS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      For the year ended December 31, 1999
                      (In thousands, except per share data)


                                            APPLIED        BOSTEK, INC.                    APPLIED         COMPUTER
                                            DIGITAL       AND AFFILIATE                    DIGITAL          EQUITY
                                        SOLUTIONS, INC.    HISTORICAL                   SOLUTIONS, INC.  CORPORATION
                                           HISTORICAL   (JANUARY 1, 1999 -                PRO FORMA       HISTORICAL
                                          DECEMBER 31,     MAY 31, 1999)    PRO FORMA     DECEMBER 31,   FEBRUARY 29,   PRO FORMA
                                             1999             (A)          ADJUSTMENTS       1999            2000      ADJUSTMENTS
                                        ==============================================  ===========================================
Net operating revenue                      $336,741          $33,400        $              $370,141        $33,058     $
Cost of goods sold                          241,790           29,596                        271,386         24,760
                                           -----------------------------------------------------------------------------------

Gross profit                                 94,951            3,804                         98,755          8,298

Selling, general and administrative
   expenses                                 (90,416)          (3,424)                       (93,840)        (4,490)
Depreciation and amortization                (9,687)             (10)        (447)(B)       (10,144)          (498)       (793)(E)
Restructuring and unusual charges            (2,550)               -                         (2,550)
Gain on sale of subsidiary                   20,075                -                         20,075
Interest income                                 616                -                            616
Interest expense                             (3,842)            (151)        (352)(C)        (4,345)             -        (744)(F)
                                           -----------------------------------------------------------------------------------

Income (loss) before provision for
   income taxes, minority interest and
   extraordinary loss                         9,147              219         (799)            8,567          3,310      (1,537)
Provision for income taxes                    3,160               74         (320)(D)         2,914          1,273        (298)(G)
                                           -----------------------------------------------------------------------------------

Income (loss) before minority interest
   and extraordinary loss                     5,987              145         (479)            5,653          2,037      (1,239)
Minority interest                               395                -            -               395              -
                                           -----------------------------------------------------------------------------------

Income (loss) before extraordinary loss    $  5,592          $   145        $(479)         $  5,258        $ 2,037     $(1,239)
                                           ===================================================================================


Earnings (loss) per common share - basic
   Income (loss) before extraordinary
      loss                                 $   0.12              N/A          N/A          $   0.11

Earnings (loss) per share - diluted
   Income (loss) before extraordinary
      loss                                 $   0.11              N/A          N/A          $   0.10

Weighted average number of common
   shares outstanding - basic                46,814              N/A          N/A            46,814                      4,804

Weighted average number of common
   shares outstanding - diluted              50,086              N/A          N/A            50,086                      4,804



The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 gives effect to the consolidated results of operations for the year ended December 31, 1999 as if the acquisitions of Bostek and Compec and the merger of Destron had occurred on January 1, 1999.




                         APPLIED DIGITAL SOLUTIONS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
              (Continued) For the year ended December 31, 1999
                     (In thousands, except per share data)


                                                              DESTRON
                                                              FEARING
                                             PRO FORMA      CORPORATION                     PRO FORMA
                                              COMBINED      HISTORICAL                       COMBINED
                                            DECEMBER 31,   SEPTEMBER 30,      MERGER       DECEMBER 31,
                                                1999           1999         ADJUSTMENTS        1999
                                            ============   ============================    ============
Net operating revenue                         $403,199        $18,548       $               $ 421,747
Cost of goods sold                             296,146         10,996                         307,142
                                              -------------------------------------         ---------

Gross profit                                   107,053          7,552                         114,605

Selling, general and administrative expenses   (98,330)        (3,929)                       (102,259)
Depreciation and amortization                  (11,435)          (214)       (3,759)(J)       (15,408)
Restructuring and unusual charges               (2,550)                                        (2,550)
Gain on sale of subsidiary                      20,075                                         20,075
Interest income                                    616             18                             634
Interest expense                                (5,089)          (273)                         (5,362)
                                              -------------------------------------         ---------

Income (loss) before provision for income
   taxes, minority interest and
   extraordinary loss                           10,340          3,154        (3,759)            9,735
Provision for income taxes                       3,889             80             - (K)         3,969
                                              -------------------------------------         ---------

Income (loss) before minority interest and
   extraordinary loss                            6,451          3,074        (3,759)            5,766
Minority interest                                  395                                            395
                                              -------------------------------------         ---------

Income (loss) before extraordinary loss       $  6,056        $ 3,074       $(3,759)        $   5,371
                                              =====================================         =========

Earnings (loss) per common share - basic
   Income (loss) before extraordinary
      loss                                    $   0.12                                      $    0.07

Earnings (loss) per share - diluted
   Income (loss) before extraordinary
      loss                                    $   0.11                                      $    0.07

Weighted average number of common
   shares outstanding - basic                   51,618(H)                    20,821            72,439(L)

Weighted average number of common
   shares outstanding - diluted                 54,890(I)                    22,282            77,172(M)



                                       11



PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED  COMBINED  STATEMENT
OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999 ARE AS FOLLOWS:


(A) Represents the historical unaudited condensed combined results of Bostek for the five months ended May 31, 1999. Bostek was acquired by the Company's subsidiary, Intellesale.com, Inc., effective June 1, 1999.

(B) The $447 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded assuming straight line amortization of the $21,458 of goodwill recorded by the Company related to the Bostek acquisition over a twenty year period.

(C) The $352 increase in interest expense represents the increase to interest expense associated with debt issued in connection with the purchase of Bostek, based upon borrowing the $10,055 paid to the sellers at closing at an 8.41% interest rate.

(D) The $320 adjustment to the provision for income taxes results from providing for taxes at a 40% rate (net federal and state) against the pre-tax pro-forma adjustments.

(E) The $793 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded assuming straight line amortization of the $15,853 of goodwill recorded by the Company related to the Compec acquisition over a twenty year period.

(F) The $744 increase in interest expense represents the increase to interest expense associated with debt issued in connection with the purchase of Compec, based upon borrowing the $8,848 paid to the sellers at closing at an 8.41% interest rate.

(G) The $298 adjustment to the provision for income taxes results from providing for taxes at a 40% rate (net federal and state) against the pre-tax pro-forma adjustment for interest expense. The amortization of goodwill is not deductible and therefore receives no tax benefit.

(H) Includes the 4,804 shares of the Company's common stock issued to Compec's shareholders. For purposes of this pro forma presentation, such shares of the Company's common stock were deemed to be outstanding for the entire pro forma period.

(I) There were no potential diluted common shares assumed by the Company in connection with the acquisition of Compec.

(J) The $3,759 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded, assuming straight line amortization of the $76,852 of goodwill over a 20 year period and taking into consideration the $84 of goodwill amortization expense included in Destron's historical statement of operations.

(K) The amortization of goodwill is not deductible and therefore receives no tax benefit.

(L) The number of shares of the Company's common stock to be issued were determined under the assumption that all of the 13,667,278 shares of Destron common stock outstanding on September 7, 2000, the date Destron's shareholders approved the merger, are exchanged for common stock of the Company at an exchange ratio of 1.5, that approximately 320,000 shares of the Company's common stock will be issued for payment of a finder's fee and without taking into account the exercise of options and warrants of Destron assumed by the Company. For purposes of this pro forma presentation the Company's common stock were deemed to be outstanding for the entire pro forma period.

(M) The diluted potential common shares outstanding were determined utilizing the treasury stock method under the assumption that all potentially dilutive potential common shares were outstanding for the entire pro forma period. The dilutive potential common shares consist of the estimated number of Destron options and warrants of 1,804,274 outstanding as of September 7, 2000. The Destron options and warrants as of September 7, 2000, adjusted for an assumed ratio of 1.5, are those that are assumed to be acquired by the Company.






                                                                              12